Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 22, 2011, in the Registration Statement (Form S-1) and related Prospectus of Proto Labs, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

July 22, 2011